Exhibit 1.01

                          TERMS AGREEMENT

                                               May 14, 1997

Smith Barney Holdings Inc.
388 Greenwich Street
New York, New York 10013

Attention: Chief Financial Officer
           -----------------------

Dear Sirs:

      We understand that Smith Barney Holdings Inc., a Delaware corporation (the "Company"), proposes to issue and sell $200,000,000 aggregate principal amount of its 7 3/8% Notes Due May 15, 2007 (the "Securities"). Subject to the terms and conditions set forth herein or incorporated by reference herein, we, as underwriters (the "Underwriters"), offer to purchase, severally and not jointly, the principal amount of the Securities set forth opposite our respective names on the list attached hereto at 99.311% of the principal amount thereof. The Closing Date shall be May 19, 1997 at 8:30 a.m. at the offices of Smith Barney Holdings Inc., 388 Greenwich Street, New York, New York 10013.

      The Securities shall have the following terms:

      Title:                    7 3/8% Notes Due May 15, 2007

      Maturity:                 May 15, 2007

      Interest Rate:            7 3/8%

      Interest Payment
         Date:                    May 15 and November 15 commencing
                                November 15, 1997

      Regular Record
         Dates:                   April 30 and October 31

      Initial Price
         To Public:               99.911% of the principal amount
                                thereof plus accrued interest
                                from May 19, 1997, to date of
                                payment and delivery

      Redemption
         Provisions:              The Securities are not redeem-
                                able by the Company prior to
                                maturity

      All the provisions contained in the document entitled "Smith Barney Shearson Holdings Inc. - Debt Securities - Underwriting Agreement Basic Provisions" and dated October 29, 1993 (the "Basic Provisions"), a copy of which you have previously received, are, except as indicated below, herein incorporated by reference in their entirety and shall be deemed to be a part of this Terms Agreement to the same extent as if the Basic Provisions had been set forth in full herein. Terms defined in the Basic Provisions are used herein as therein defined.

      Basic Provisions varied with respect to this Term Agreement:

(A) Notwithstanding the provisions set forth in Section 3 of the Basic Provisions, the Company and the Underwriter hereby agree that the Securities will be in the form of Book-Entry Notes and shall be delivered on May 19, 1997 against payment of the purchase price to the Company by wire transfer in immediately available funds to such accounts with such financial institutions as the Company may direct; and

(B) In the first line of Section 2(a), delete "A registration statement on Form S-3 (File No. 33-70340), including a prospectus, relating to the Securities has been prepared" and insert in lieu thereof "A registration statement on Form S-3 (File No. 333-17831), including a prospectus, relating to the Securities has been prepared." Any references in the Basic Provisions to a Registration Statement shall be deemed a reference to such Registration Statement on Form S-3.

      The Underwriters hereby agree in connection with the underwriting of the Securities to comply with the requirements set forth in any applicable sections of Section 2720 to the By-Laws of the National Association of Securities Dealers, Inc.

      A. George Saks, Esq., is counsel to the Company. Skadden, Arps, Slate, Meagher & Flom LLP is counsel to the Underwriters.

      Please accept this offer no later than 9:00 p.m. on May 14, 1997, by signing a copy of this Terms Agreement in the space set forth below and returning the signed copy to


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

us, or by sending us a written acceptance in the following form:

      "We hereby accept your offer, set forth in the Terms Agreement, dated May 14, 1997, to purchase the Securities on the terms set forth therein."


                                Very truly yours,


                                SMITH BARNEY INC.
                                CHASE SECURITIES, INC.
                                CITICORP SECURITIES, INC.
                                DONALDSON, LUFKIN & JENRETTE
                                  SECURITIES CORPORATION
                                GOLDMAN, SACHS & CO.
                                HSBC SECURITIES, INC.


                                By SMITH BARNEY INC.


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

                                By: /s/ Robert H.B. Baldwin, Jr.
                                    --------------------------------
                                    Name:  Robert H.B. Baldwin, Jr.
                                    Title: Managing Director

ACCEPTED:


SMITH BARNEY HOLDINGS INC.


By: /s/ Mark I. Kleinman
    ------------------------
    Name:  Mark I. Kleinman
    Title: Vice President
           and Treasurer


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

Underwriters                                      Principal Amount
------------                                      ----------------
Smith Barney Inc.                                 $ 33,335,000
Chase Securities, Inc.                              33,333,000
Citicorp Securities, Inc.                           33,333,000
Donaldson, Lufkin & Jenrette
   Securities Corporation                           33,333,000
Goldman, Sachs & Co.                                33,333,000
HSBC Securities, Inc.                               33,333,000
                                                  ------------
         Total                                    $200,000,000


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